UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2009

BLACKHAWK BIOFUELS, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-53651 (Commission File Number)	20-2760722 (I.R.S. Employer Identification No.)

210 West Spring Street, Freeport, Illinois		61032
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (815) 235-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 11, 2009 we executed an Agreement and Plan of Merger (the “Merger Agreement”) with Renewable Energy Group, Inc., a Delaware corporation (“REG”), a new Delaware holding company incoroprated by REG (“Newco”) and a new Delaware limited liability company wholly owned by Newco.  Newco was created by REG for the purpose of acquiring REG, Blackhawk and two other biodiesel production companies in related transactions through four wholly-owned subsidiaries of REG.  REG provides biodiesel management, feedstock procurement and product marketing services to the biodiesel market.  The two other companies are Central Iowa Energy, LLC, which owns a 30 million gallon per year (“mmgy”) biodiesel production plant in Newton, Iowa, and Western Iowa Energy, LLC, which owns a 30 mmgy biodiesel plant in Wall Lake, Iowa.

Ownership of the operations of all four companies will be consolidated in the new holding company, which will be renamed Renewable Energy Group, Inc. following completion of the transaction.  The consolidated company will be owned by current REG stockholders and the current members of the three biodiesel production companies, including Blackhawk.  Under the terms of the Merger Agreement, Unitholders of Blackhawk will receive 0.4479 of a share of Newco common stock and 0.0088 of a share of Newco preferred stock for each Class A Unit of Blackhawk held by them.  On that basis, Unitholders of Blackhawk will receive an aggregate of 6,753,088 shares of common stock and 133,377 shares of preferred stock of Newco, subject to rounding up for fractional shares.  Assuming that all of the related transactions are approved and close concurrently, Blackhawk unitholders will receive approximately 18.47% of the common stock and 0.97% of the preferred stock of Newco to be issued and outstanding upon closing. These percentages are subject to increase if the transaction is not completed with either or both of the Iowa production companies but is completed with Blackhawk and REG.  Restrictions on the transfer of the Newco stock will be in effect until December 31, 2010 or until 180 days after the effective date of a registration statement for a qualifying initial public offering by Newco.  The Merger Agreement provides that upon the closing of the transaction Ronald L. Mapes, the Chair of Blackhawk, will be appointed to serve as a director of Newco until the transfer restrictions on the Newco stock lapse.

The Merger Agreement also provides that outstanding warrants for the purchase of 750,000 Class A Units of Blackhawk will be assumed by Newco and converted into warrants for the purchase of common stock of Newco based on the same exchange ratio as is applicable to outstanding Class A Units of Blackhawk.  Warrant holders will be required to waive any right they would otherwise have to acquire preferred stock of Newco but the exercise date applicable to the warrants will be extended by the number of days in the period between December 19, 2009, the expiration date for most of the warrants, and the first anniversary of the closing date of the merger transaction with REG and Newco.  Warrants for 550,000 of the Class A Units to be assumed by Newco are presently held by members of the Board of Managers of Blackhawk.

The transaction is subject to approval by the stockholders or members of each of the four companies involved, satisfactory arrangements with lenders and other conditions, including customary regulatory approvals and closing conditions.  However, closing of the transaction among REG, Newco and Blackhawk is not conditioned on approval and closing with the other parties to the transaction.  The parties have agreed to cooperate in preparing a registration statement on Form S-4 to register with the Securities and Exchange Commission the Newco common stock and preferred stock to be issued in the transaction.  The registration statement will contain a joint proxy statement/prospectus which will be provided to the stockholders and unitholders of each of the parties for consideration in connection with meetings to be held to consider approval of the transaction.   It is presently anticipated that a meeting of the members of  Blackhawk and closing of the transaction will occur in the late summer or early fall of 2009.  Meanwhile, Blackhawk is required to operate its business in the ordinary course and has agreed not to seek an alternative business combination transaction.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

On May 11, 2009 Blackhawk issued a press release and sent a letter to unitholders announcing the execution of the Merger Agreement and briefly explaining the transaction with REG and other parties.  Copies of the press release and letter to unitholders are attached hereto as Exhibits 99.1 and 99.2, respectively.

Cautionary Statement of Forward-Looking Information

This document contains forward-looking statements that reflect management’s current expectations regarding future events and the new holding company’s future performance, including, but not limited to, the statements made by Ron Mapes and all statements containing the words “will,” “believes” or words of similar import. Many factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: whether the conditions to the business combination transaction will be satisfied, the possibility that the transaction will not close, whether Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy will be able to integrate their businesses successfully and achieve anticipated synergies,  the market demand for biodiesel changes in legislation and regulations that provide incentives for the use of biodiesel, including RFS, and the costs for the feedstocks used to make biodiesel and the relationship of those costs to prices for finished biodiesel.. Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings made periodically by  Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy , particularly in each company’s latest Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, copies of which are available from each company without charge. Please review these filings and do not place undue reliance on these forward-looking statements. Each company disclaims any intention or obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

The new holding company intends to file with the Securities and Exchange Commission a registration statement and other relevant documents in connection with the proposed business combination transactions involving Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy. Security holders of Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy are urged to read the joint proxy statement/prospectus that will be contained in the registration statement filed by the new holding company and the other relevant documents when they become available because they will contain important information about the new holding company, Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy and the proposed business combination transaction. Investors and security holders of Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy may obtain free copies of the joint proxy statement/prospectus and the other relevant documents filed with the Securities and Exchange Commission (when they become available) at the Securities and Exchange Commission’s website at http://www.sec.gov and may also obtain free copies of the joint proxy statement/prospectus (when it becomes available) by writing to, in the case of Renewable Energy Group, 416 S. Bell Ave., Ames, Iowa 50014, Attention: Secretary, in the case of Blackhawk Biofuels,  210 W. Spring Street, Freeport, Illinois 61032, Attention: Ronald L. Mapes, in the case of Western Iowa Energy, 1220 S. Center Street, P.O. Box 399, Wall Lake, Iowa, 51466, Attention:  Secretary,  and, in the case of Central Iowa Energy, 3426 East 28th Street N., Newton, Iowa, 50208, Attention: Secretary. Information regarding the identity of persons who may, under the Securities and Exchange Commission’s rules, be deemed to be participants in the solicitation of shareholders of Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy in connection with the proposed business combination transaction, and their interests in the solicitation, will be set forth in the joint proxy statement/prospectus that will be with the Securities and Exchange Commission and contained in the registration statement that will be filed by the new company with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

2.1	Agreement and Plan of Merger by and among REG Newco, Inc., REG Danville, LLC, Blackhawk Biofuels, LLC and Renewable Energy Group, Inc. dated as of May 11, 2009
99.1	Press release dated May 11, 2009
99.2	Letter to unitholders dated May 11, 2009

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK BIOFUELS, LLC

Date: May 15, 2009	/s/ RONALD L. MAPES
Ronald L. Mapes
Chair (Principal Executive Officer)